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                                                                 [Exhibit 8(ff)]

                                AMENDMENT NO. 8

                            PARTICIPATION AGREEMENT

The Participation Agreement (the "Agreement"), dated December 18, 1996, by and among AIM Variable Insurance Funds, a Delaware trust; A I M Distributors, Inc., a Delaware corporation, and ML Life Insurance Company of New York ("MLLICNY"), a New York life insurance company, is hereby amended as follows:

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

-   AIM V.I. Basic Value Fund
-   AIM V.I. Capital Appreciation Fund
- AIM V.I. International Growth Fund (formerly known as AIM V.I. International Equity Fund)
-   AIM V.I. Mid Cap Core Equity Fund
-   AIM V.I. Core Equity Fund*

* Effective May 1, 2006

SEPARATE ACCOUNTS UTILIZING THE FUNDS

-   ML of New York Variable Annuity Separate Account A
-   ML of New York Variable Life Separate Account II
-   ML of New York Variable Life Separate Account

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

-   Merrill Lynch Investor Choice-Investor Series
-   Merrill Lynch Retirement Plus
-   Merrill Lynch Investor Life
-   Merrill Lynch Investor Life Plus
-   Merrill Lynch Estate Investor I
-   Merrill Lynch Estate Investor II
-   Prime Plans I, II, III, IV, V, VI, 7
-   Prime Plan Investor
-   Directed Life, Directed Life 2
-   Merrill Lynch Retirement Power
-   Merrill Lynch Legacy Power
-   Merrill Lynch Retirement Optimizer

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All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: May 1, 2006


                                        AIM VARIABLE INSURANCE FUNDS


Attest:                                 By:
       -----------------------             ---------------------------------

Name:                                   Name:
     -------------------------               -------------------------------

Title:                                  Title:
      ------------------------                ------------------------------

                                        A I M DISTRIBUTORS, INC.


Attest:                                 By:
       -----------------------             ---------------------------------

Name:                                   Name:
     -------------------------               --------------------------------

Title:                                  Title:
      ------------------------                -------------------------------


                                        ML LIFE INSURANCE COMPANY OF NEW YORK



Attest:                                 By:
       -----------------------             ----------------------------------

Name:                                   Name: Kirsty Lieberman
     -------------------------               --------------------------------

Title:                                  Title:Vice President & Senior Counsel
      ------------------------                -------------------------------